Exhibit 99.1

Darling International Inc.

News Release
November 12, 2003

DARLING INTERNATIONAL INC. ANNOUNCES
THIRD QUARTER PROFITS

      Irving, Texas , November 12, 2003:     Darling International Inc. (AMEX: DAR) reported sales and earnings for its 2003 fiscal third quarter and nine months ended September 27, 2003 as compared to the same periods of the prior year.

      For the 2003 third quarter, the Company's net sales grew 10.6% to $80.7 million as compared to $73.0 million for the 2002 third quarter. Increases in finished product prices and raw material volumes accounted for the majority of the $7.7 million net sales increase. For the 2003 third quarter, the Company reported net income of $2.73 million as compared to $3.45 million for the 2002 comparable period. The $0.72 million decrease in net income for the 2003 third quarter resulted largely from higher energy costs of $2.2 million. The 2002 period net income included a $0.7 million credit for an insurance settlement.

       For the nine months ended September 27, 2003, the Company reported net sales grew 18.8% to $227.9 million as compared to $191.8 million for the 2002 comparable period. Increases in finished product prices and finished products purchased for resale accounted for the majority of the $36.1 million net sales increase. For the nine months ended September 27, 2003, the Company reported net income of $9.3 million as compared to $5.3 million for the 2002 comparable period. The $4.0 million increase in net income for 2003 resulted from increases in net sales, a reduction in depreciation and amortization and interest expense, which more than offset increases in cost of sales, selling, general and administrative expense, income taxes, and a reduction in other income.

       Darling International Inc. is the largest publicly traded, food processing by-products recycling company in the United States. The Company recycles used restaurant cooking oil and by-products from the beef, pork and poultry processing industries into useable products such as tallow, feed-grade fats and meat and bone meal. These products are primarily sold to animal feed and oleo-chemical manufacturers around the world. In addition, the Company provides grease trap collection services and sells equipment to restaurants.

       The Company's shares are traded on the American Stock Exchange under the symbol DAR. In AMEX trading on November 11, 2003, Darling stock closed at $2.88 per share.

{ This media release contains forward-looking statements regarding the business operations of Darling. These statements are identified by words such as "may," "will," "expect," "believe," "intend," "anticipate," "should", "estimate," continue," and other words referring to events to occur in the future. These statements reflect Darling's current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties, including business and economic conditions in its existing markets. Other risks and uncertainties regarding Darling, the industry in which it operates and the implementation of its business strategy are described in Darling's Form 10-Qs, the most recent filed November 12, 2003; Form 10-K filed March 26, 2003; Proxy Statement filed April 17, 2003 and Amendment No. 2 to the Registration Statement as filed on April 30, 2003. Darling undertakes no obligation to update any forward-looking statements made in this media release. }

Darling International Inc.
Consolidated Operating Results
For the Periods Ended September 27, 2003 and September 28, 2002
(Dollars in thousands, except per share amounts)
(Unaudited)

                                                Three Months Ended                            Nine Months Ended
                                     ------------------------------------------ -------------------------------------------
                                                                  $ Change                                   $ Change
                                     Sept 27,      Sept 28,       Favorable       Sept 27,    Sept 28,      Favorable
                                         2003          2002     (Unfavorable)         2003        2002    (Unfavorable)
                                     --------     ---------     ------------    ---------     --------     -----------
Net sales                             $80,723      $72,969       $  7,754        $227,910      $191,837       $36,073
Costs and expenses:
    Cost of sales and operating
       expenses                        62,839       54,308         (8,531)        173,922       142,676       (31,246)
    Selling, general and
       administrative expenses          8,570        7,333         (1,237)         25,969        22,776        (3,193)
    Depreciation and
       amortization                     3,678        4,246            568          10,958        12,271         1,313
                                     --------     --------       ---------      ---------      --------      ---------
        Total costs and expenses       75,087       65,887         (9,200)        210,849       177,723       (33,126)
                                     --------     --------       ---------      ---------      --------      ---------
Operating income                        5,636        7,082         (1,446)         17,061        14,114         2,947
                                     --------     --------       ---------      ---------      --------      ---------
Other income (expense):
     Interest expense (1)                (716)        (700)           (16)         (1,627)       (5,971)        4,344
     Other, net                          (140)        (233)            93             (10)        1,261        (1,271)
                                     --------     --------       ---------      ---------      --------      ---------
        Total other expense              (856)        (933)            77          (1,637)       (4,710)        3,073
                                     --------     --------       ---------      ---------      --------      ---------
Income from continuing
  operations before income taxes        4,780        6,149         (1,369)         15,424         9,404         6,020
Income taxes                           (2,052)      (2,362)           310          (6,097)       (3,733)       (2,364)
                                     --------     --------       ---------      ---------      --------      ---------
Income from continuing
  operations                            2,728        3,787         (1,059)          9,327         5,671         3,656
Loss from discontinued
  operations, net of tax                    -         (334)           334               -          (386)          386
                                     --------     --------       ---------      ---------      --------      ---------
Net income                              2,728        3,453           (725)          9,327         5,285         4,042
Preferred dividends and
  accretion (1)                             -         (375)           375            (697)         (630)          (67)
                                     --------     --------       ---------      ---------      --------      ---------
Net income applicable to
  common shareholders                $  2,728     $  3,078       $   (350)      $   8,630      $  4,655      $   3,975
                                     ========     ========       =========      =========      ========      =========

Basic income  per share               $  0.04      $  0.05        $ (0.01)        $  0.14       $  0.12        $  0.02
                                     ========     ========       =========      =========      ========      =========
Diluted income per share               $  0.04      $  0.05        $ (0.01)        $  0.14       $  0.12        $  0.02
                                     ========     ========       =========      =========      ========      =========

(1) Pursuant to the newly adopted SFAS 150, beginning in the third quarter of fiscal 2003, on a prospective basis,    preferred stock
dividends and accretion are included in interest expense. Approximately $0.3 million of dividends and accretion are included in interest expense for the third quarter of fiscal 2003.

FOR MORE INFORMATION CONTACT: Brad Phillips, Treasurer, or John O. Muse, Executive Vice President of Finance and Administration	251 O'Connor Ridge Blvd., #300 Irving, Texas 75038 Phone: 972-717-0300